Exhibit 10.6

ONE NUCLEAR ENERGY INC.

2026 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Dear [__________],

On [__________, 20__], the Compensation Committee of the Board of Directors (the “Committee”) approved a grant to you of restricted shares of common stock of ONE Nuclear Energy Inc. (the “Company”) pursuant to the 2026 Equity Incentive Plan (the “Plan”).

The Restricted Stock granted to you consists of [__________] shares of Common Stock of the Company. The date of grant is [__________, 20__].

Subject to your continued employment or service with the Company through the applicable vesting dates below, the Restricted Stock shall vest as follows:

Number of Shares	Vesting Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Except as otherwise provided in the Plan, you will not have voting rights with respect to unvested Restricted Stock and will not be entitled to receive dividends or other distributions with respect to unvested Restricted Stock.

If your employment or service with the Company terminates for any reason before the Restricted Stock is vested, all then-unvested shares of Restricted Stock will be automatically forfeited without consideration, except to the extent otherwise provided by the Plan or determined by the Committee in accordance with the Plan.

Notwithstanding the foregoing, upon your death or Disability while employed by or providing services to the Company, all then-unvested shares of Restricted Stock shall immediately vest and become nonforfeitable. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Plan.

Until vested, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. The Company may hold the Restricted Stock in book-entry form and may place appropriate legends or stop-transfer instructions on the shares to reflect the restrictions under this Agreement and the Plan.

The issuance and transfer of the shares shall be subject to compliance with all applicable federal and state securities laws and the rules and regulations of any stock exchange on which the Common Stock is then listed. The Company may impose such stop-transfer instructions, legends or other restrictions on the shares as it determines are necessary or advisable to comply with applicable securities laws, stock exchange requirements or Company policies.

You are responsible for all taxes arising in connection with the Restricted Stock. The Company may withhold from amounts otherwise payable to you, or require other arrangements satisfactory to the Company, to satisfy any applicable tax withholding obligations. Any election under Section 83(b) of the Code is solely your responsibility, and the Company does not undertake to advise you whether such an election should be made.

You acknowledge that the Company has not provided you with legal, tax or financial advice with respect to the Restricted Stock and that you have been advised to consult with your own advisors regarding the legal, tax and financial consequences of the award.

The Plan is incorporated herein by reference. In the event of any conflict between this Agreement and the Plan, the Plan shall control. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect thereto. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts-of-law principles.

1

By your signature and the signature of the Company’s representative below, you and the Company agree that the Restricted Stock is granted under and governed by the Plan and this Agreement. You acknowledge that the grant does not confer any right to continued employment or service with the Company. You further agree to be bound by applicable Company policies, including any clawback or recoupment policy, as in effect from time to time. Electronic signatures and electronic delivery of this Agreement shall have the same force and effect as originals.

PARTICIPANT	ONE NUCLEAR ENERGY INC.

Signature	By

Print Name	Title

Residence Address

2